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                                   EXHIBIT 21

                        Subsidiaries of ACMAT Corporation



Listed are the subsidiaries of ACMAT Corporation:


                                                                                            STATE OF
       NAME                                               OWNERSHIP                       INCORPORATION
-------------------
ACMAT Companies, Inc.                                         100%                           Delaware


AMINS, Inc.                                                   100%                          Connecticut


Geremia Electric Co.                                          100%                          Connecticut


ACSTAR Holdings, Inc.                                         100%                           Delaware

ACSTAR Insurance Co. (1)                                      100%                            Illinois


ACMAT of Texas, Inc.                                          100%                           Delaware


United Coastal Insurance Company (2)                           66%                            Arizona


(1)   Owned 100% by ACSTAR Holdings, Inc.

(2)   Owned 66% by ACMAT Corporation and 34% by ACSTAR Insurance Company


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